SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Stainless & Alloy Products, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s existing Employee Stock Purchase Plan to extend the expiration date of the plan to June 30, 2021 and increase the number of shares of the Company’s Common Stock reserved for issuance under the plan by 100,000 shares (the “Amendment”). Additional information regarding the voting results with respect to the approval by the Company’s stockholders of the Amendment is set forth under Item 5.07 below. The Amendment became effective on May 12, 2016 upon the Company’s execution thereof.

The foregoing is a description of the material terms and conditions of the Amendment and not a complete discussion of the Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2016, the Company held the Annual Meeting. Below are the voting results for each matter submitted for a vote of the Company’s stockholders at the Annual Meeting:

1.	Election of Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Dennis M. Oates	5,467,849	335,572	772,329
Christopher L. Ayers	5,587,750	215,671	772,329
Douglas M. Dunn	5,436,861	366,560	772,329
M. David Kornblatt	5,588,850	214,571	772,329
Udi Toledano	5,463,661	339,760	772,329

2.	Approval of an amendment to the Company’s existing Employee Stock Purchase Plan to extend the expiration date of the plan to June 30, 2021 and increase the number of shares reserved for issuance under the plan by 100,000 shares:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,725,637	68,128	9,656	772,329

3.	Advisory, non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,576,118	19,402	35,901	772,329

4.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2016:

FOR	AGAINST	ABSTENTIONS
6,414,315	127,782	33,653

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to the Universal Stainless & Alloy Products, Inc. Employee Stock Purchase Plan, dated as of May 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: May 13, 2016